EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2021 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. (collectively, the “Company”) for the years ended October 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 30, 2021